Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Company Contact:
Neil Berkman	Daniel Greenberg
Berkman Associates	Chairman & CEO
(310) 826-5051	Electro Rent Corporation
info@BerkmanAssociates.com	(818) 786-2525
Steven Markheim Named Executive Vice President
of Electro Rent Corporation
     VAN NUYS, CALIFORNIA, February 5, 2007 — Electro Rent Corporation (NASDAQ:ELRC) announced today that Steven Markheim, Vice President of Administration since 1987, has been promoted to the position of Executive Vice President.
     “Steven Markheim has served in increasingly responsible executive positions at Electro Rent for more than 25 years. With his deep understanding of our company and our industry, Steve is well-prepared for his new responsibilities and more prominent leadership role in our organization,” said Chairman and CEO Daniel Greenberg.
     Mr. Markheim, 54 years old, joined Electro Rent as a Financial Analyst in 1980 and was promoted to Controller in 1986. Prior to joining the company, he was Accounting Manager for Panasonic West, a wholly-owned subsidiary of Matsushita of America.
About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the largest nationwide organizations devoted to the short-term rental and leasing of general purpose electronic test equipment, personal computers and servers.
“Safe Harbor” Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
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